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                                                                  EXHIBIT 10.16


                            MANAGING DEALER AGREEMENT

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                                 March 22, 2005

Stanley C. Brooks, President
Brookstreet Securities Corporation
2361 Campus Drive, Suite 210
Irvine, CA  92612

Dear Mr. Brooks:

         Raptor Networks Technology, Inc., a Colorado corporation (the "Company") proposes to offer, issue and sell up to 3,250,000 units (the "Units") (subject to certain limitations on the amount of Units which may be sold as set forth in the Memorandum (defined below)) to accredited investors only at a purchase price of $2.00 per Unit for total gross offering proceeds of up to $6,500,000 (the "Offering"). Each Unit shall consist of four shares of the Company's Common Stock (the "Shares") and one warrant to purchase a share of the Company's Common Stock (the "Investor Warrants"). The Investor Warrants shall have a term of five years and an exercise price of $2.50 per share, provided however that the Company may call the Investor Warrants on the first day after the Company's 30 trading day average price closing exceeds $3.50. The Company hereby confirms its agreement with you which is set forth below. The Company also confirms that all terms and provisions of the Term Sheet executed between you and the Company on February 18, 2005 and attached hereto as Exhibit A, are hereby incorporated herein by reference, except as superceded by this Agreement.

         1. APPOINTMENT OF MANAGING DEALER. Brookstreet Securities Corporation ("Brookstreet") is hereby appointed as Managing Dealer for the Offering on an exclusive basis. The Company shall not solicit any other broker/dealers to participate in the Offering. The Company shall not solicit any other broker/dealers to participate in the Offering and the Company will not sell any Units directly to the public without Brookstreet's prior written consent. Brookstreet shall be entitled to solicit the services of other broker/dealers or reallow a portion of the compensation set forth in Section 7 hereof in connection with performing its services hereunder and as permitted by applicable law. In the event that 3,250,000 Units are sold in the Offering, Brookstreet, in its sole discretion, shall have the right to increase the maximum number of Units being sold in the Offering by up to 650,000 units, thereby increasing the Offering to include up to 3,900,000 Units (the "Overallotment Option").

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         2. SOLICITATION. By accepting this Agreement, Brookstreet agrees to use its best efforts to solicit and sell, or cause to be solicited and sold, as the case may be, subscriptions for said Units in accordance with the terms and conditions of this Agreement, the private placement memorandum, together with any revisions, supplements or amendment thereof, all of which have received Brookstreet's prior approval (the "Memorandum"), and the applicable federal and state securities laws and regulations in connection with the Offering. The Units are only being offered to an unlimited number of persons who are accredited investors within the meaning of the requirements of Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. Brookstreet does not guarantee that any sales of Units will be made through any of its efforts.

         3. SOLICITATION MATERIAL. No sales literature may be used by Brookstreet other than the Memorandum or other offering materials which have been approved in writing by the Company and Brookstreet and their respective counsel, nor shall Brookstreet publicly solicit in any manner offers to purchase the Units. Before delivering any Memorandum to any prospective investor, Brookstreet shall have reasonable grounds to believe and in fact believe that each prospective investor is an "accredited investor" as defined under the Act and Regulation D promulgated thereunder and that such investor is sophisticated and otherwise qualified to invest in the Units. Brookstreet agrees that it shall forward all proceeds and subscription agreements directly to the Escrow Agent (as defined below).

         4. SALE OF UNITS. The Company reserves the right to refuse to accept any and all subscriptions secured by Brookstreet. No subscription will be deemed to be accepted by the Company until all necessary documents relating to such subscription have been received by the Company, appropriate blue sky filings have been made with the state of residence of such investor and the Company has indicated acceptance of the subscription. All prospective sales of Units are subject to the sale of Units to other persons prior to the time when any proposed sale is submitted to the Company for acceptance thereof. Subscription proceeds will be held in an escrow account at City National Bank's Los Angeles office (the "Escrow Agent") pending acceptance of such subscriptions by the Company.

         5. CLOSING OF OFFERING. Unless at least the minimum number of Units ("Minimum Offering") set forth in the Memorandum is sold within the offering period set forth in the Memorandum (as potentially extended by the Company), the Offering will terminate, none of the Units will be deemed to have been sold and all proceeds received will be returned in full with any interest earned thereon and no commissions shall be paid to Brookstreet pursuant to Section 7 of this Agreement. If the Minimum Offering is sold, the subscription proceeds will be released from escrow and deposited to the Company's account.

         6. TIMING OF PAYMENT OF COMMISSIONS. If the Minimum Offering is sold within the offering period set forth in the Memorandum, the Company shall instruct the Escrow Agent to remit to Brookstreet concurrently upon the Company receiving the proceeds from the sale of the Minimum Offering (the "Initial Closing"), the amount of the commission to be paid to Brookstreet pursuant to
Section 7 of this Agreement. For closings occurring after the Initial Closing ("Interim Closings"), the Company shall instruct the Escrow Agent to remit to Brookstreet the amount of commission to be paid to Brookstreet pursuant to


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Section 7 of this Agreement concurrently with the payment of the proceeds of the
Interim Closings to the Company. There shall be no minimum amount of Interim Offerings once the Minimum Offering has been met.

         7. AMOUNT OF SALES COMMISSIONS. Provided that the proceeds from the sale of the Minimum Offering are received by the Company, the Company shall pay
Brookstreet:

                  (a) A retail sales commission equal to 6% of the gross proceeds from the sale of Units in the Offering;

                  (b) A marketing allowance equal to 2% of the gross proceeds from the sale of Units in the Offering;

                  (c) A non-accountable expense allowance equal to 4% of the gross proceeds from the sale of Units in the Offering;

                  (d) a retail sales commission of 6% of the gross proceeds from the exercise of Investor Warrants.

                  (e) A warrant (the "Brookstreet Warrants") to purchase a number of shares of Company Common Stock equal to 10% of the aggregate number of Shares sold in the Offering. The exercise price of the Brookstreet Warrants shall be $0.50 per share. The Brookstreet Warrants will contain standard and customary net issuance (i.e. cashless exercise) and anti-dilution provisions and shall expire five years after their date of issuance, provided, however that they shall terminate immediately upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation (collectively, a "Change in Control.") The shares underlying the Brookstreet Warrants will have registration rights identical to those of the Shares. Brookstreet may distribute the Brookstreet Warrants to affiliates, agents, and employees at its discretion and in conformity with applicable law.

                  (f) A warrant (the "Broker Warrants") to purchase a number of shares of Company Common Stock equal to 5% of the aggregate number of Shares sold in the Offering. The exercise price of the Broker Warrants shall be $0.50 per share. The Broker Warrants will contain standard and customary net issuance (i.e. cashless exercise) and anti-dilution provisions and shall expire five years after their date of issuance, provided, however that they shall terminate immediately upon a Change in Control. The shares underlying the Broker Warrants will have registration rights identical to those of the Shares. Brookstreet may distribute the Broker Warrants to affiliates, agents, and employees at its discretion and in conformity with applicable law. The Brookstreet Warrants and the Broker Warrants are collectively referred to herein as the "Placement Agent Warrants."

                  (g) In addition to the Placement Agent Warrants, the Company shall grant Brookstreet and/or its designees a warrant to purchase shares of the Company's common stock equivalent to 7% of the common shares sold upon exercise of the Investor Warrants (the "Exercise Warrants.") Pursuant to an agreement to be executed between the Company and Brookstreet and/or its designees, the


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Exercise Warrants shall have a per share exercise price of $2.50 and shall vest fully and immediately upon issuance. The Exercise Warrants will contain standard and customary net issuance (i.e. cashless exercise) and anti-dilution provisions and shall expire two years after their date of issuance, provided, however that they shall terminate immediately upon a Change in Control. The shares underlying the Exercise Warrants will have registration rights identical to those of the Shares. Brookstreet may distribute the Exercise Warrants to Brookstreet to affiliates, agents, and employees at its discretion and in conformity with applicable law.

                  (h) In the event prospective investors or institutions who are introduced to the Company by Brookstreet or other participating broker/dealers during the Offering ultimately purchase common stock of the Company within a period of twelve months from the date of this Agreement but after the conclusion of the Offering, the Company shall deliver to Brookstreet the same compensation which Brookstreet would have been entitled had such transactions been included in the Offering.

         8.       EXPENSES OF THE OFFERING.

                  (a) The Company shall bear all costs, expenses and fees incident to preparation of the Memorandum, due diligence, costs and counsel fees for qualification of the Offering by Brookstreet' counsel under state securities laws in such states as may be required at the flat rate of $500 per state and the fees and reimbursements of counsel for Brookstreet, the fees and reimbursements of counsel and the accountants for the Company, the cost of printing the Memorandums and other Offering materials in such number as Brookstreet may determine to be appropriate, fees of the Escrow Agent, state filing fees, and all such other expenses directly attributable to the Offering.

                  (b) The Company shall reimburse Brookstreet for out of pocket marketing and/or broker/dealer due diligence expenses incurred on the Company's behalf, including for example attending the National Investment Banking Association Conference, telephone charges, air travel , hotel (Hilton/Marriott level), and other standard expenses.

                  (c) Any cost or expense incurred by Brookstreet pursuant to this Section must have a verbal pre-approval from an officer (CEO or CFO) of the Company if the individual cost or expense is expected to exceed $5,000. The aggregate of the costs and expenses incurred by Brookstreet pursuant to this
Section including, without limitation, its due diligence and counsel's fees, shall not exceed $100,000 and Brookstreet shall not be entitled to reimbursement for any such costs or expenses exceeding $100,000 without written permission of an officer (CEO or CFO) of the Company.

         9. EFFECTIVENESS OF AGREEMENT. This Agreement will become effective as of the date first set forth above.

         10. INDEMNIFICATION AND CONTRIBUTION.


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                  (a) Brookstreet hereby indemnifies and holds harmless the
Company, its agents, employees, attorneys, officers, and directors, and each person who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by: (i) any breach by Brookstreet of the representations, warranties or covenants by Brookstreet contained in or made pursuant to this Agreement, (ii) the failure by Brookstreet to give, deliver or send a copy of the Memorandum (as may be supplemented or amended from time to time) as appropriate to any person to whom the Units are offered or sold or to offer or sell the Units in accordance with the provisions of and applicable rules, regulations and published administrative interpretations under Section 4(2) of the Act and the securities or blue sky laws of any jurisdiction in which the Units are offered or sold by or through Brookstreet, (iii) any unauthorized representations made by Brookstreet or any of its agents or representatives or (iv) any unauthorized conduct which adversely affects the availability of exemption from registration under the Act or the rules and regulations thereunder or any provisions of the laws of any jurisdiction.

                  (b) The Company hereby indemnifies and holds harmless Brookstreet, its agents, employees, attorneys, officers, and directors, and any agents, employees, attorneys, officers, and directors of any broker/dealers solicited by Brookstreet to participate in this Offering against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by: (i) any breach by the Company of the representations, warranties or covenants by the Company contained in or made pursuant to this Agreement, (ii) any untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto or (iii) any omission to state in the Memorandum any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company shall not be responsible for, nor does the Company indemnify or hold harmless Brookstreet or its controlling persons against any losses, claims, damages, liabilities or expenses arising out of or resulting from the offer or sale of the Units to any person who was not given, delivered or sent a copy of the Memorandum as appropriate, or the failure by Brookstreet to offer and sell the Units in accordance with the provisions of and applicable rules, regulations and published administrative interpretations under Section 4(2) of the Act and rules thereunder and the securities or blue sky laws of any jurisdiction in which the Units are offered or sold by or through Brookstreet.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, under joint control thereof over the defense in conjunction with the indemnified party and after notice from the indemnifying party to such indemnified party, of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other


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expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and the indemnified party may, but shall not be obligated to, participate in the defense of its own expense with its own counsel.

         11. REPRESENTATIONS AND WARRANTIES OF MANAGING DEALER. In addition to meeting any conditions specified elsewhere herein, Brookstreet represents and warrants to the Company that:

                  (a) Brookstreet is duly registered pursuant to the provisions of the Securities Exchange Act of 1934 as a dealer and/or under the Investment Advisers Act of 1940 as an investment adviser and is duly registered as a broker-dealer and/or investment adviser in those states where required and Brookstreet agrees to comply with all statutes and other requirements applicable to it as a broker-dealer and/or investment adviser pursuant to those registrations and is legally authorized under all applicable laws to engage in the activities contemplated hereby and receive compensation therefor as herein contemplated;

                  (b) Brookstreet is a member in good standing of the National Association of Securities Dealers, Inc.; and

                  (c) This Agreement, when accepted and approved by Brookstreet, will be duly authorized, executed and delivered by Brookstreet and is a valid and binding agreement on Brookstreet's part.

         12.      COVENANTS OF THE COMPANY.

                  (a) The Company will use all reasonable efforts to promptly prepare the Memorandum in form and substance satisfactory to Brookstreet. In connection with the Memorandum and other matters pertaining to the Offering, the Company and its officers, accountants, and counsel shall furnish to Brookstreet and Brookstreet's counsel such information and documents as may be reasonably requested.

                  (b) There will be included in the Memorandum audited financial statements of the Company for the fiscal year ended 2003 and current unaudited comparative interim financial statements. The financial statements will present fairly the financial condition of the Company and the results of its operations and cash flows at the time and for the periods covered by such financial statements, and such statements will be substantially as heretofore represented to Brookstreet.

                  (c) The Company has prepared and delivered to Brookstreet its most recent financial statements and projections constituting its best estimate of revenues, earnings and cash flow and shall update such estimates upon a material change.

                  (d) The Company has not dealt with or engaged any finder who was not a registered broker/dealer in connection with the proposed Offering or any other offer or sale of securities.


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                  (e) Effective immediately, Brookstreet shall have a right to appoint a designee observer to the Board of Directors and related committee meetings of the Company. Such observer will have the right to attend all meetings of the Board of Directors except where prohibited by law; however, such observer shall have no voting rights. Such observer shall have his/her primary residence in Orange County, California, and be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in attending such meetings, including, but not limited to food, lodging, and transportation. Brookstreet or the observer shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed. Brookstreet and the observer shall be indemnified to the same extent as the other directors. Brookstreet's notice and observation rights shall terminate upon the earlier of
(i) two years after the effective date of the Registration Statement (defined below) or (ii) a Change in Control.

                  (f) Upon the closing of $3,000,000 in the Offering, Brookstreet will be authorized to nominate one director to the board who will have no interest in the Company and shall be deemed "independent" under NASDAQ Marketplace Rule 4200(a)(15). The Company and its affiliates and board of directors agree not to unreasonably reject said nominee. Upon the final closing of the Offering (the "Final Closing") the authorization to nominate the aforementioned director will be transferred from Brookstreet to the investors in the Offering.

                  (g) Until the date of the Final Closing, the Company will notify Brookstreet promptly of the occurrence of any event which might materially affect the Offering or the status of the Company.

                  (h) The Company shall keep its books and records up to date and remain current in its reporting requirements under the Securities Exchange Act of 1934, as amended, for a period of two years following the conclusion of the Offering.

                  (i) Not later than 60 calendar days following the Final Closing, the Company shall file a registration statement (the "Registration Statement") covering the public sale of Registrable Securities (defined below), and the Company will cause such shares to be registered under the Securities Act of 1933, as amended, (the "1933 Act") and continue to keep the Registration Statement effective for a period of two years. For every day that the Company is late in filing the Registration Statement beyond the deadline required by this subsection, the Company will issue to the Investors on a pro rata basis additional shares in whole share increments equal to 1% of shares purchased in the Offering. "Registrable Securities" are defined as the Shares and all shares of common stock underlying the Investor Warrants, the Placement Agent Warrants, and the Exercise Warrants. Only common stock may be registered under the Registration Statement. All shares issued to Brookstreet or its designees in connection with the Offering including shares issuable upon exercise of the Placement Agent Warrants and Exercise Warrants shall be registered in the Registration Statement, but shall be subject to a lock up agreement whereby each holder agrees not to sell or otherwise dispose of the shares for a period of 90 days following the effective date of the Registration Statement. The Company shall bear the expenses in connection with the registration of the Registrable Securities (exclusive of underwriting discounts and commissions), including the reasonable fees and expenses of one counsel for the holders of Registrable Securities not to exceed $25,000.


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                  (j) The Company shall not, without the prior written approval of Brookstreet, issue any new securities, including debt securities, until the Registration Statement has been declared effective, unless less than $3,000,000 is raised during the initial sixty days of the Offering. Additionally, all officers, directors (except director Albert Wong) and affiliates of the Company, or shareholders holding 10% or more of the Company's outstanding shares, shall be subject to a lock up agreement whereby each such person agrees not to sell or otherwise dispose of any securities of the Company for a period of 180 days following the effective date of the Registration Statement.

                  (k) Proceeds from the Offering will be used for the purposes disclosed in the Memorandum.

                  (l) In the event that the Company decides to offer additional securities either through a debt or equity offering during the twelve months commencing on the Final Closing, the Investors will have the first right of refusal to participate in that offering. The right will be offered for a 30-day period after the Investors are notified in writing and have been provided with the documents for the offering. In the event that an Investor elects to participate in such offering, the Company agrees to compensate Brookstreet with a 7% commission and 7% warrant coverage for the number of securities purchased (the "Preemptive Warrants") by such investors. The Preemptive Warrants shall be priced at 100% of the offering price of the security in such offering and expiration shall be no less than one year after the effective date of the Registration Statement, or simultaneously upon a Change in Control. The Preemptive Warrants will be cashless and can be exercisable on a net basis and will have all the rights and privileges as all other warrants awarded to Brookstreet.

                  (m) The Company agrees to provide to Brookstreet with a due diligence report for the Offering and any other third party analysis that has been completed in the past, of which the Company has a copy and is not prohibited from disclosing to third parties.

                  (n) Subject to all applicable federal and state securities laws, the Company shall facilitate, at the Company's expense, all transfers of the Shares, the Placement Agent Warrants, the Share Warrants, the Preemptive Warrants and any Common Stock issued on the exercise of these warrants.

                  (o) From the Effective Date of this Agreement until the termination of the Offering, the Company and its officers, directors, and agents shall not release or distribute any press release, statement to any media representative, promotional material, public announcement, shareholder letter, or any other communication intended for general distribution (including but not limited to communications made by electronic mail or over the Internet) (collectively, "Press Releases"), without the prior review and written consent of Brookstreet.

                  (p) At no time shall the Company name Brookstreet in any Press Releases or in any other written or oral communication without the express written consent of Brookstreet.

                  (q) The Company has furnished a completed and executed a Due Diligence Outline in the form presented to the Company by Brookstreet (the "Due Diligence Outline") and all items requested by the Due Diligence Outline to


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Brookstreet except as otherwise brought to Brookstreet's attention in writing.
The Company represents that its responses to the Due Diligence Outline are accurate. In the event any of the responses provided by the Company pursuant to the Due Diligence Outline materially change prior to or during the Offering, the Company will immediately notice Brookstreet in writing of the change together with all material details and copies of relevant documents.

                  (r) The Company has furnished completed and executed due diligence questionnaires in the form presented to the Company by Brookstreet (the "D&O Questionnaires") from each officer, director and shareholder who beneficially holds 10% or more of a class of the Company's stock. The Company has reviewed all of the completed D&O Questionnaires and any attached materials and warrants that they are accurate.

                  (s) The Board of Directors will not make any voluntary executive officer changes during the Offering and for a period of six months after the termination of the Offering without the prior written consent of Brookstreet.

         13.      TERMINATION.

                  (a) This Agreement may be terminated by the Company for cause. For purposes of this Agreement, the term "cause" shall include, but not be limited to, the following: a material breach of or failure to perform any covenant or obligation in this Agreement, dishonesty, neglect of duties, unprofessional conduct, acts of moral turpitude, disappearance, felonious conduct, or fraud. Company may terminate this Agreement for cause by giving written notice of termination to Brookstreet. The notice of termination required by this section shall specify the ground for termination and shall be supported by a statement of all relevant facts known by the Company at such time. Upon such termination, Brookstreet shall continue to have the right to receive compensation hereunder for Shares previously sold by Brookstreet, for which Brookstreet has not yet been compensated, and all other compensation as set forth in this Agreement.

                  (b) The Offering may be terminated by Brookstreet if any of the following conditions are not satisfied:

                           i. Brookstreet shall be reasonably satisfied with the
Company's corporate structure and capitalization, business affairs, contractual regulations, any pending and threatened litigation and other matters affecting the Company's prospects.

                           ii. The Company shall not have sustained a
substantial loss by fire, flood, accident or other calamity, whether or not covered by insurance.

                           iii. There shall not have been any important and
material adverse change in market levels, or political, financial or economic conditions or other circumstances, which, in Brookstreet' sole judgment, render it undesirable, impractical or inadvisable to proceed with the offering.


                                      -9-
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                           iv. There shall not have been a major catastrophe,
national calamity, Act of God, or other event which, in Brookstreet' sole opinion, would materially adversely disrupt the financial markets.

                           v. Brookstreet shall be satisfied with the Company's
financial condition and operating results after a review of the audited and interim financial statements of the Company prepared for inclusion in the Memorandum, and shall have received, prior to the Initial Closing for the Offering, letters satisfactory to Brookstreet and to its counsel from the independent public accountants who certified such financial statement(s) to the effect that: (i) such accountants are, in fact, independent pursuant to the requirements, Rules and Regulations under the Act; (ii) the financial statements included in the Memorandum and covered by their opinion and report thereon comply in all material respects with tax basis reporting principals and the Rules and Regulations under the Act; and (iii) subsequent to the dates of the financial statements mentioned above, there shall not have been any material adverse changes in the capitalization, working capital, income, or financial condition or net worth of the Company. Such letters may contain such qualifications and limitations as are usual and customary.

                           vi. Brookstreet shall have received, at each closing
date, an opinion of counsel for the Company, acceptable to Brookstreet as to various matters relating to the Company and its affairs and to the Memorandum and any additional offering materials, including, without limitation, the forms and validity of the securities being offered, the legality and sufficiency of the corporate proceedings and other matters incident to the issuance thereof, the authority of the Company to sell the securities being offered and the form and content and occurrence of the Memorandum and any offering materials contained therein. Such opinions may contain such qualifications and limitations as are usual and customary.

                           vii. A Memorandum relating to the Offering shall have
been reviewed and approved by both Brookstreet and the Company.

                           viii. The matters referred to in this section shall
have been approved by Brookstreet's counsel.

         Upon such termination, Brookstreet shall continue to have the right to receive compensation hereunder for Shares previously sold by Brookstreet for which Brookstreet has not yet been compensated, and all other compensation as set forth in this Agreement.

                  (c) Both Parties may terminate the Offering by mutual consent. Upon such termination, Brookstreet shall continue to have the right to receive compensation hereunder for Shares sold by Brookstreet, for which Brookstreet has not yet been compensated, and all other compensation as set forth in this Agreement.

                  (d) The Company may terminate the Offering in the event at least $3,000,000 in gross proceeds have not been raised by the Offering within three months of the date hereof. Upon such termination, Brookstreet shall continue to have the right to receive compensation hereunder for Shares previously sold by Brookstreet for which Brookstreet has not yet been compensated, and all other compensation as set forth in this Agreement.


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         14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The
indemnities, agreements, representations, warranties, and other statements by Brookstreet set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company, or any controlling person and will survive delivery of and payment for the Shares, and the Company, or any controlling person, as the case may be, shall be entitled to the benefit of the indemnity agreements.

         15. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

         16. JURISDICTION. Any dispute, claim, or any other legal proceedings in relation to this Agreement shall be heard in the County of Orange, State of California.

         17. NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, pursuant to the following: if to Brookstreet, to the person and address first set forth above; if to the Company, to Raptor Networks Technology, Inc., Attn: Thomas Wittenschlaeger, 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.. These persons and addressesmay be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.

         18. MODIFICATIONS AND WAIVERS. No modification or waiver of any term hereof shall be effective unless in writing, signed by the party to be charged.

         19. MULTIPLE COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement is made, and may be executed, in multiple counterparts, each of which shall constitute an original hereof. The parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

         20. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and successors but shall not be assignable by a party without the prior written consent of the other party.

         21. ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' fees.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with its terms.

                                           Very truly yours,

                                           RAPTOR NETWORKS TECHNOLOGY, INC.,
                                           a Colorado corporation


                                                /S/ THOMAS WITTENSCHLAEGER
                                           -------------------------------------
                                           BY: Thomas Wittenschlaeger
                                           ITS: Chief Executive Officer


                                           BROOKSTREET SECURITIES CORPORATION,
                                           A CALIFORNIA CORPORATION


                                                  /S/ STANLEY C. BROOKS
                                           -------------------------------------
                                           BY: Stanley C. Brooks
                                           ITS: President


                                      -12-